EXHIBIT (8)(g)
First Amendment to the Amended and Restated Fund Participation Agreement
          This amendment (the “Amendment”) by and between BLACKROCK VARIABLE SERIES FUNDS, INC. (the “Fund”), BLACKROCK INVESTMENTS, LLC (“BRIL”), BLACKROCK ADVISORS, LLC (“BAL”), the investment advisor (for the purpose of and solely with respect to Sections 3.12, 5.2A, 5.3 and 5.4 and Article 9 only) and AMERICAN GENERAL LIFE INSURANCE COMPANY (“Company”), a life insurance company organized under the laws of the state of Texas, on its own behalf and on behalf of each separate account of the Company set forth on Schedules A-1 and A-2, as may be amended from time to time (the “Separate Accounts”) which Amendment is dated as of October __, 2014 and effective as of October 1, 2014 (the “Effective Date”).
          WHEREAS, the parties hereto entered into the Amended and Restated Fund Participation Agreement, which was executed as of August 26, 2013 and effective as of October 1, 2010 (the “Agreement”);
          WHEREAS, the parties desire to amend the Agreement to rename Schedule A to be called Schedule A-1 and add Schedule A-2 in order to add a new variable annuity product to be issued by the Company;
          WHEREAS, the parties desire to amend the Agreement to revise the allocation of expenses for printing and distributing shareholder materials regarding the Portfolios;
          WHEREAS, the parties desire to amend the Agreement to update Schedule B in order to add certain Portfolios that the Company and its Separate Accounts desire to offer in its Contracts;
          WHEREAS, the parties wish to update provisions in the Agreement relating to representations and warranties, indemnification and confidentiality.
          NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties, intending to be legally bound, agree as follows:
1. Schedule A is hereby renamed Schedule A-1 and Schedule A-2 is hereby added to the Agreement in the form attached hereto.
2. Schedule B is hereby deleted in its entirety and replaced as attached hereto.
3. Sections 2.2 through 2.6 are hereby deleted in their entirety and amended as follows:
2.2	(a) At least annually, the Underwriter or its designee shall provide the Company, free of charge, with as many copies of the current prospectus (describing only the Portfolios listed in Schedule B hereto) for the Shares as the Company may reasonably request for distribution to existing Contract owners whose Contracts are funded by such Shares. The Underwriter or its designee shall provide the Company, at the Company’s expense, with as many copies of the current prospectus for the Shares as the Company may reasonably require for distribution to Contract owners whose Contracts are not funded by such Shares and prospective purchasers of Contracts. If requested by the Company in lieu thereof, the Underwriter or its designee shall provide an electronic version of the prospectus suitable for duplication by the Company and other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus for the Shares is supplemented or amended) to have the Fund prospectus and the Contract prospectus printed together in one document or separately, or to print the Fund prospectus in combination with other fund companies’ prospectuses; the usual, customary and reasonable expenses of such printing for existing Contract owners whose Contracts are funded by such Shares to be borne by the Underwriter or its designee, and the expenses of such printing for existing Contract owners whose Contracts are not funded by such Shares and prospective purchasers of Contracts to be borne by the Company.
(b) The prospectus for the Shares shall state that the statement of additional information for the Shares is available from the Fund or its designee. The Underwriter or its designee shall provide the Company, free of charge, with an electronic version of such statement of additional information suitable for duplication by the Company. The expenses of printing and distribution by the Company to any Contract owner or prospective purchaser of Contracts who request such statement of additional information shall be at the Company’s expense.
(c) The Underwriter or its designee shall provide the Company, free of charge, with copies, if and to the extent applicable to the Shares, of the Fund’s proxy materials in such quantity as the Company shall reasonably request for distribution to existing Contract owners whose Contracts are funded by such Shares.
(d) The Underwriter or its designee shall provide the Company, free of charge, with copies, if and to the extent applicable to the Shares, of the Fund’s reports to shareholders and other communications to shareholders in such quantity as the Company shall reasonably request for distribution to Contract owners whose Contracts are funded by such Shares. If requested by the Company in lieu thereof, the Underwriter or its designee shall provide an electronic version of such reports and communications; the usual, customary and reasonable expenses of such printing for existing Contract owners whose Contracts are funded by such Shares to be borne by the Underwriter or its designee, and the expenses of such printing with respect to existing Contract owners whose Contracts are not funded by such Shares and prospective purchasers of Contracts to be borne by the Company.
(e) The Company will provide the Underwriter or its designee with supporting documentation which is sufficient in the reasonable opinion of the Underwriter or its designee to enable the Underwriter or its designee to verify the printing expenses for which the Company requests reimbursement. The Company agrees to use its best efforts to minimize any such expenses. The Company agrees that any printer it selects shall be a reputable printer within the industry.
2.3 With respect to any prospectus, shareholder report, shareholder communication or proxy solicitation materials that concern solely the Fund and no other investment vehicle funding the Separate Accounts, the Underwriter or its designee shall pay for the Company’s usual, customary and reasonable distribution costs in connection with postage and mailing of such materials to existing Contract owners whose Contracts are funded by such Shares. The cost of preparing and printing the proxy solicitation materials shall be borne by the Underwriter or its designee. The Company will provide the Underwriter or its designee with supporting documentation which is sufficient in the reasonable opinion of the Underwriter or its designee to enable the Underwriter or its designee to verify the distribution expenses for which the Company requests reimbursement. The Company agrees to use its best efforts to minimize any such expenses. Any distribution costs with respect to providing these materials to existing Contract owners whose Contracts are not funded by such Shares and prospective purchasers of Contracts shall be borne by the Company.
2.4 With respect to any prospectus, shareholder report or proxy solicitation materials that concern the Fund together with other investment vehicles funding the Separate Accounts, the Underwriter or its designee shall pay a proportionate amount of the Company’s costs as follows:

(a)	The usual, customary and reasonable expenses of printing a combined prospectus or a combined prospectus supplement or amendment (collectively, the “Combined Prospectus”) will be proportionally borne by the Underwriter or its designee by applying the following formula: [A/B] x C where “A” equals the number of pages in the Combined Prospectus that is attributable to the Fund’s prospectus, “B” equals the total number of pages of the Combined Prospectus, and “C” represents the total usual, customary and reasonable costs of printing the Combined Prospectus. The Company will provide the Underwriter or its designee with supporting documentation which is sufficient in the reasonable opinion of the Underwriter or its designee to enable the Underwriter or its designee to verify the expenses for which the Company requests reimbursement pursuant to the formula described above. For clarity, the Underwriter or its designee will only pay the costs described above with respect to printing the materials described above for existing Contract owners whose Contracts are funded by Shares and will not pay any costs in connection with printing such materials for existing Contract owners whose Contracts are not funded by such Shares or prospective purchasers of Contracts. The Company agrees to use its best efforts to minimize any such expenses. The Company agrees that any printer it selects shall be a reputable printer within the industry.

(b)	The usual, customary and reasonable expenses of printing a combined Fund annual or semi-annual report (collectively, the “Combined Report”) will be proportionally borne by the Underwriter or its designee by applying the following formula: [A/B] x C where “A” equals the number of pages in the Combined Report that is attributable to the Fund’s report, “B” equals the total number of pages of the Combined Report and “C” represents the total usual, customary and reasonable costs of printing the Combined Report. The Company will provide the Underwriter or its designee with supporting documentation which is sufficient in the reasonable opinion of the Underwriter or its designee to enable the Underwriter or its designee to verify the expenses for which the Company requests reimbursement pursuant to the formula described above. For clarity, the Underwriter or its designee will only pay the costs described above with respect to printing the materials described above for existing Contract owners whose Contracts are funded by Shares and will not pay any costs in connection with printing such materials for existing Contract owners whose Contracts are not funded by such Shares or prospective purchasers of Contracts. The Company agrees to use its best efforts to minimize any such expenses. The Company agrees that any printer it selects shall be a reputable printer within the industry.

(c)	The usual, customary and reasonable postage and mailing expenses for distributing the Combined Prospectus and the Combined Report to existing Contract owners whose Contracts are funded by Shares will be proportionally borne by the Underwriter or its designee by applying the following formula: [A/B] x C where “A” equals the number of prospectus/reports in the Combined Prospectus/Combined Report that is distributed on behalf of the Fund, “B” equals the total number of prospectuses/reports in the Combined Prospectus/Combined Report and “C” represents the total usual, customary and reasonable costs of distributing the Combined Prospectus/Combined Report. The Company will provide the Underwriter or its designee with supporting documentation which is sufficient in the reasonable opinion of the Underwriter or its designee to enable the Underwriter or its designee to verify the expenses for which the Company requests reimbursement pursuant to the formula described above. For clarity, the Underwriter or its designee will only pay the costs described above with respect to providing the materials described above to existing Contract owners whose Contracts are funded by Shares and will not pay any costs in connection with providing such materials to existing Contract owners whose Contracts are not funded by such Shares or prospective purchasers of Contracts. The Company agrees to use its best efforts to minimize any such expenses.
2.5	(a) In the event that an electronic version of the materials is provided, the Underwriter or its designee shall be responsible solely for providing the materials in the format in which it is accustomed to formatting such materials and shall bear the expense of providing the materials in such format, and the Company shall bear the expense of adjusting or changing the format to conform with any of its Contract materials.
(b) The provision of such documents shall not be required to be made any sooner than promptly after the filing of such document(s) with the SEC or other regulatory authorities.
(c) Except as specified above, the Underwriter and its designee shall bear no expenses for preparing and filing with regulatory authorities all disclosure and other materials regarding the Separate Accounts and/or Contracts, including, but not limited to, prospectuses, periodic reports to shareholders and other shareholder communications, the responsibilities for such materials and the expenses therefor to be borne by the Company.
2.6 The Company shall furnish, or cause to be furnished, to the Fund or its designee, a copy of language that would be used in any prospectus or private placement memorandum (“PPM”) for the Contracts or statement of additional information for the Contracts in which the Fund, the Underwriter or BAL (“Fund Parties”) is named prior to the filing of such document with the SEC. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material in which the Fund, the Underwriter or BAL is named, at least ten Business Days prior to its use. No such prospectus or PPM, statement of additional information or material shall be used if any of the Fund Parties reasonably objects to such use.
4. Section 3.5 of the Agreement is hereby deleted in its entirety and replaced by the revised Section 3.5 as follows:
     3.5 The Fund represents and warrants that: (i) it does and will comply in all material respects with the 1940 Act and the rules and regulations thereunder; (ii) the Fund’s 1940 Act registration statement has been filed with the SEC in accordance with the provisions of the 1940 Act and the Fund is duly registered as an open-end management investment company thereunder; (iii) the Fund’s registration statement has been declared effective by the SEC; (iv) the Fund shares will be issued in compliance in all material respects with all applicable federal laws; (v) the Fund will remain registered under and will comply in all material respects with the 1940 Act during the term of this Agreement; (vi) the Fund shall register and qualify its shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund; (vii) the Fund shall not take any action which would impact the treatment of the Contracts as annuities under Section 72 of the Code; and (viii) income earned by the Portfolios, whether from the ownership of a wholly owned subsidiary that is a controlled foreign corporation or from other investments, shall constitute qualifying income to the Portfolios for purposes of section 851(b)(2) of the Code.
5. Section 3.6 of the Agreement is hereby deleted in its entirety and replaced by the revised Section 3.6 as follows:
     3.6 The Fund has adopted a Distribution Plan (the “Plan”) with regard to the Class II and Class III shares of each Portfolio, pursuant to Rule 12b-1 under the Investment Company Act. The Plan permits the Underwriter to pay to each Insurance Company that enters into an agreement with the Underwriter to provide distribution related services to Contract owners, a fee, at the end of each month, of up to 0.15% of the net asset value of the Class II shares and up to 0.25% of the net asset value of Class III shares of each Portfolio held by such Insurance Company. The Company agrees to waive the payment of any such distribution fee unless and until the Underwriter has received such fees from the Fund. The Fund shall provide notice of any modification or termination of such payments under the Plan. If the Plan is no longer effective or is no longer applicable to the Portfolios in the Contracts (the “12b-1 Termination”), the parties shall discuss, in good faith, alternate fee arrangements. If no new agreement is reached within thirty (30) days after the 12b-1 Termination (or at such later date mutually acceptable to all parties), the Company, at its option, may elect to immediately terminate this Agreement, and/or may elect to obtain an order of exemption pursuant to Section 26(c) of the 1940 Act (a “Substitution Order”) for the Portfolio(s).
6. A new Section 3.12 is hereby added to the Agreement as follows:
     3.12 BAL represents and warrants that: (i) BAL is a limited liability company duly organized and in good standing under Delaware law; (ii) BAL is registered as an investment adviser under federal securities laws; (iii) the Fund shares offered and sold pursuant to this Agreement will be registered under the 1933 Act and each Fund shall be registered under the 1940 Act (iv) each Portfolio is currently qualified as a regulated investment company (“RIC”) under Subchapter M of the Code, and represents that it will use its best efforts to qualify and to maintain qualification of each Portfolio as a RIC. BAL will notify the Company immediately in writing upon having a reasonable basis for believing that a Portfolio has ceased to so qualify or that it might not so qualify in the future; (v) it will comply and maintain each Portfolio’s compliance with the diversification requirements set forth in Section 817(h) of the Code and Section 1.817-5 of the regulations under the Code. BAL will notify the Company immediately upon having a reasonable basis for believing that a Portfolio has ceased to so comply or that a Portfolio might not so comply in the future. In the event of a breach of this Section 3.12 by the Portfolio, it will take all reasonable steps to adequately diversify the Portfolio so as to achieve compliance within the grace period afforded by Section 1.817-5 of the regulations under the Code; (vi) BAL shall not take any action which would impact the treatment of the Contracts as annuities under Section 72 of the Code; and (vii) income earned by the Portfolios, whether from the ownership of a wholly owned subsidiary that is a controlled foreign corporation or from other investments, shall constitute qualifying income to the Portfolios for purposes of section 851(b)(2) of the Code.
7. Section 5.2 is amended with the addition of a new Section 5.2A as found below. Sections 5.3 and 5.4 are hereby deleted in their entirety and replaced by the revised Sections 5.3 and 5.4 as found below:
5.2A BAL agrees to indemnify and hold harmless the Company and each of its directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Article 5) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of BAL and the Underwriter) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, “Losses”), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:
(a) arise out of or are based upon any untrue statements of a material fact contained in the registration statement or prospectus for the Fund (or any amendments or supplements thereto) (collectively, “Fund Documents” for the purposes of this Article 5), or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission was made in reliance upon and was accurately derived from written information furnished to BAL and/or the Underwriter by or on behalf of the Company for use in Fund Documents or otherwise for use in connection with the sale of the Contracts or Shares; or
(b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of BAL or persons under BAL’s control, with respect to the sale or acquisition of the Contracts or Shares; or
(c) arise out of or result from any untrue statement of a material fact contained in the Company Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Company by BAL; or
(d) arise out of or result from any failure by BAL to provide the services or furnish the materials required under the terms of this Agreement; or
(e) arise out of or result from any material breach of any representation and/or warranty made by BAL in this Agreement or arise out of or result from any other material breach of this Agreement by BAL.
It being understood that in no way shall BAL, the Funds or the Underwriter be liable to the Company with respect to any violation of insurance law, compliance with which is a responsibility of the Company under this Agreement or otherwise or as to which the Company failed to inform BAL and the Underwriter in accordance with Section 3.10 hereof.
5.3 Neither the Company nor the Fund Parties shall be liable under the indemnification provisions of Section 5.1, 5.2 or 5.2A, as applicable, with respect to any Losses incurred or assessed against any Indemnified Party to the extent such Losses arise out of or result from such Indemnified Party’s willful misfeasance, bad faith or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations or duties under this Agreement.
5.4 Neither the Company nor the Fund Parties shall be liable under the indemnification provisions of Section 5.1, 5.2 or 5.2A, as applicable, with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the other party in writing within a reasonable time after the summons, or other first written notification, giving information of the nature of the claim shall have been served upon or otherwise received by such Indemnified Party (or after such Indemnified Party shall have received notice of service upon or other notification to any designated agent), but failure to notify the party against whom indemnification is sought of any such claim shall not relieve that party from any liability which it may have to the Indemnified Party in the absence of Sections 5.1, 5.2 and 5.2A.
In case any such action is brought against the Indemnified Parties, the indemnifying party shall be entitled to participate, at its own expense, in the defense of such action. The indemnifying party also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in such action. After notice from the indemnifying party to the Indemnified Party of an election to assume such defense, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the indemnifying party will not be liable to the Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
8. Article 7 — Notices is being amended to add notice information for BAL, as follows:

To the Investment Advisor:	With a copy to:

BlackRock Advisors, LLC	BlackRock, Inc.
c/o Lisa Hill, Managing Director	c/o General Counsel
US Transfer Agency Operations & Contracting	40 East 52nd Street
40 East 52nd Street	New York, NY 10022
New York, NY 10022
9. A new Article 9 is being added to the Agreement as follows:
Article 9
Confidentiality
                    9 Confidentiality; Privacy.
          (a) “Confidential Information” is defined as: information, including a formula, pattern, compilation, program, device, method or process, that derives independent economic value (actual or potential) from not being generally known to or readily ascertainable through appropriate means by other persons who might obtain economic value from its disclosure or use, and is the subject of efforts that are reasonable under the circumstances to maintain its confidentiality. Subject to the foregoing, confidential information includes, without limitation, information relating to computer systems, participant data, customer lists and business plans. Except as expressly permitted by this Agreement, each party hereto will: (i) keep and maintain all Confidential Information of the other party in strict confidence, using such degree of care as is appropriate to avoid unauthorized use or disclosure; and (ii) not, directly or indirectly, disclose any Confidential Information of the other party to any third party, except with the other party’s prior written consent or as permitted by this Agreement.
          (b) Each party will be permitted to disclose the other’s Confidential Information only to its employees, legal counsel, auditors and agents (collectively, “Recipients”) having a need to know the Confidential Information in connection with or related to the performance of its obligations under this Agreement. In addition, Fund Parties will be permitted to disclose the Company’s Confidential Information to their employees, affiliates, and third parties (also, “Recipients”) for marketing, distribution strategy, analytical, trade attribution, scrubbing, processing, customer relationship management, regulatory and/or other similar purposes. Despite any contrary provision in this Agreement, any party may disclose the other’s Confidential Information to the extent required to comply with law, regulatory request or a court order; provided, however, that each party must promptly notify the other party of receipt of a request for Confidential Information made pursuant to law, regulatory request or court order, give the other party a reasonable opportunity to prevent the disclosure of the Confidential Information, and reasonably cooperate with the other party in any efforts they make to prevent the disclosure of the Confidential Information.
          (c) The fee terms in the attendant Administrative Services Agreement (including basis point rates) shall be deemed Confidential Information of Fund Parties.
          (d) Despite any contrary provision in this Agreement, Confidential Information of a party will not include information that: (i) is or becomes generally known to the public not as a result of a disclosure by the other party, (ii) is rightfully in the possession of the other party before disclosure by the first party, (iii) is independently developed by the other party without reliance on the Confidential Information, or (iv) is received by the other party in good faith and without restriction from a third party not under a confidentiality obligation to the first party and having the right to make such disclosure. Each party acknowledges that the disclosure of the others’ Confidential Information may cause irreparable injury to the other party and damages which may be difficult to ascertain. Therefore, each party will be entitled to injunctive relief upon a disclosure or threatened disclosure of any of its Confidential Information that would violate the terms of this Agreement. Without limitation of the foregoing, each party will advise the other party immediately in the event that it learns or has reason to believe that any person or entity which has had access to Confidential Information has violated or intends to violate the terms of this Agreement.
          (e) For purposes of this Article 9, the Fund Parties shall be considered to be a “party,” and the Company shall be considered a “party”.
          (f) Each party has adopted policies and practices related to the protection of non-public personal information pursuant to SEC Regulation S-P. These policies and practices are designed to comply with Regulation S-P in all material respects, including, but not limited to, the obligation to provide appropriate administrative, technical and physical safeguards reasonably designed to (i) provide for the security and confidentiality of customer records and information; (ii) protect against any anticipated threats or hazards to the security or integrity of customer records and information; and (iii) protect against unauthorized access to or use of customer records or information that could result in substantial harm or inconvenience to any customer.
10. Unless otherwise defined in this Amendment, terms used herein will have the same meanings they have in the Agreement.
11. Except as set forth above, the Agreement shall remain in full force and effect in accordance with its terms.
12. This Amendment may be executed in counterparts, each of which shall be deemed to be an original.
[signature page follows]

IN WITNESS WHEREOF, duly authorized representatives of the parties hereto have amended the Agreement as of the Effective Date.
BLACKROCK VARIABLE SERIES FUNDS, INC.

By:

Print Name:

Title:

BLACKROCK INVESTMENTS, LLC

By:

Print Name:

Title:

BLACKROCK ADVISORS, LLC
(for the purpose of and solely with respect to Sections 3.12, 5.2A, 5.3 and 5.4 and Article 9 only)

By:

Print Name:

Title:

AMERICAN GENERAL LIFE INSURANCE COMPANY

By:

Name:

Title:

Schedule A-1
Separate Accounts of American General Life Insurance Company participating in Portfolios of BlackRock Variable Series Funds, Inc.

Type of
Insurance
Product	Registration Address	Product	Separate Account
Private Placement (PP)	American General Life Insurance Company Attn: Chris Bauman 2929 Allen Parkway AT-6 Houston, TX 77019	AGL Sep Acct 9 Private Placement	9

Variable Universal Life (VUL)	American General Life Insurance Company Attn: Chris Bauman 2929 Allen Parkway AT-6 Houston, TX 77019	AGL Executive Advantage VUL	II

Variable Annuity (VA)	American General Life Insurance Company Attn: Chris Bauman 2929 Allen Parkway AT-6 Houston, TX 77019	AGL Trilogy VA	I

Private Placement (PP)	American General Life Insurance Company Attn: Chris Bauman 2929 Allen Parkway AT-6 Houston, TX 77019	AGL Sep Acct 9 Private Placement	9

Type of
Insurance
Product	Registration Address	Product	Separate Account
Private Placement (PP)	American General Life Insurance Company Attn: Chris Bauman 2929 Allen Parkway AT-6 Houston, TX 77019	AGL Sep Acct IV 7,9,10,101,102,104,105,106,107 Private Placement	IV,7,9,10,101,102,104,105,106,107

Schedule A-2
Separate Accounts of American General Life Insurance Company participating in Portfolios of BlackRock Variable Series Funds, Inc.

Type of Insurance
Product	Registration Address	Product	Separate Account
Variable Annuity (VA)	American General Life Insurance Company Attn: Chris Bauman 2929 Allen Parkway AT-6 Houston, TX 77019	AGL Polaris Select Investor Variable Annuity	Variable Separate Account

Schedule B
Portfolios and Classes of BlackRock Variable Series Funds, Inc. now or in the future offered to Separate Accounts of AMERICAN GENERAL LIFE INSURANCE COMPANY, including, but not limited to:

Fund Name	Class	CUSIP	Ticker
Equity Funds
BlackRock Basic Value V.I. Fund	I	09253L405	BAVLI
BlackRock Basic Value V.I. Fund	II	09253L504	BAVII
BlackRock Basic Value V.I. Fund	III	09253L603	BVIII
BlackRock Capital Appreciation V.I. Fund	I	09253L843	FDGRI
BlackRock Capital Appreciation V.I. Fund	III	09253L827	FGIII
BlackRock Equity Dividend V.I. Fund	I	09253L512	UTTLI
BlackRock Equity Dividend V.I. Fund	III	09253L488	UTIII
BlackRock Global Allocation V.I. Fund	I	09253L777	GLALI
BlackRock Global Allocation V.I. Fund	II	09253L769	GLAII
BlackRock Global Allocation V.I. Fund	III	09253L751	GAIII
BlackRock Global Opportunities V.I. Fund	I	09253L819	GLGRI
BlackRock Global Opportunities V.I. Fund	III	09253L785	GGIII
BlackRock International V.I. Fund	I	09253L645	IVVVI
BlackRock iShares Alternative Strategies V.I. Fund	I	09253L397	BVASX
BlackRock iShares Alternative Strategies V.I. Fund	III	09253L389	BASVX
BlackRock iShares Dynamic Allocation V.I. Fund	I	09253L371	BVDAX
BlackRock iShares Dynamic Allocation V.I. Fund	III	09253L363	BDAVX
BlackRock iShares Equity Appreciation V.I. Fund	I	09253L447	BVEAX
BlackRock iShares Equity Appreciation V.I. Fund	III	09253L439	BEAVX
BlackRock Large Cap Core V.I. Fund	I	09253L611	LGCCI
BlackRock Large Cap Core V.I. Fund	II	09253L595	LGCII
BlackRock Large Cap Core V.I. Fund	III	09253L587	LCIII
BlackRock Large Cap Growth V.I. Fund	I	09253L579	LGGGI
BlackRock Large Cap Growth V.I. Fund	III	09253L553	LGIII
BlackRock Large Cap Value V.I. Fund	I	09253L546	LCATT
BlackRock Large Cap Value V.I. Fund	II	09253L538	LCBTT
BlackRock Large Cap Value V.I. Fund	III	09253L520	LVIII
BlackRock Managed Volatility V.I. Fund	I	09253L108	AMBLI
BlackRock Value Opportunities V.I. Fund	I	09253L470	SMCPI
BlackRock Value Opportunities V.I. Fund	II	09253L462	SMCII
BlackRock Value Opportunities V.I. Fund	III	09253L454	SCIII

Fixed Income Funds
BlackRock High Yield V.I. Fund	I	09253L710	HICUI
BlackRock High Yield V.I. Fund	III	09253L686	HCIII
BlackRock iShares Dynamic Fixed Income V.I. Fund	I	09253L421	BVDFX
BlackRock iShares Dynamic Fixed Income V.I. Fund	III	09253L413	BDFVX
BlackRock Total Return V.I. Fund	I	09253L702	CRBDI
BlackRock Total Return V.I. Fund	III	09253L884	CBIII
BlackRock U.S. Government Bond V.I. Fund	I	09253L744	GVBDI
BlackRock U.S. Government Bond V.I. Fund	III	09253L728	GBIII

Fund Name	Class	CUSIP	Ticker
Index Fund
BlackRock S&P 500 Index V.I. Fund	I	09253L678	IDXVI
BlackRock S&P 500 Index V.I. Fund	II	09253L660	IXVII

Money Market Fund
BlackRock Money Market V.I. Fund*	I	09253L876	DMMKI

*	No payments for administrative services will be made on this Portfolio.